SECURITIES PURCHASE AGREEMENT

BETWEEN

DELI SOLAR (USA), INC.

AND

BARRON PARTNERS LP

AND

THE OTHER INVESTORS NAMED HEREIN

DATED

June 13, 2007

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 13th day of June, 2007 between Deli Solar (USA), Inc., a Nevada corporation (the “Company”), and Barron Partners LP, a Delaware limited partnership (“Barron”), and any other investors named on the signature page of this Agreement (together with Barron, the “Investors” and each an “Investor”).

RECITALS:

WHEREAS, the Investors wish to purchase from the Company, upon the terms and subject to the conditions of this Agreement, for the Purchase Price, as hereinafter defined, an aggregate of (i) ONE MILLION SEVEN HUNDRED SEVENTY FOUR THOUSAND ONE HUNDRED AND NINETY FOUR (1,774,194) shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (“Series A Preferred Stock”), with each share of Series A Preferred Stock being initially convertible into one (1) share of the Company’s common stock, par value $.001 per share (“Common Stock”), subject to adjustment, (ii) common stock purchase warrants (the “Warrants”) to purchase ONE MILLION SEVEN HUNDRED SEVENTY FOUR THOUSAND ONE HUNDRED AND NINETY FOUR (1,774,194) shares of Common Stock at One Dollar and Ninety Cents ($1.90) per share, (iii) Warrants to purchase ONE MILLION SEVEN HUNDRED SEVENTY FOUR THOUSAND ONE HUNDRED AND NINETY FOUR (1,774,194) shares of Common Stock at Two Dollars and Forty cents ($2.40) per share.

WHEREAS, each Investor is purchasing the Securities in the amounts set forth in Schedule A of this Agreement;

WHEREAS, the parties intend to memorialize the terms on which the Company will sell to the Investors and the Investors will purchase the Securities;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article 1

INCORPORATION BY REFERENCE AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Supersedes Other Agreements. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1 “4.9% Limitation” has the meaning set forth in Section 2.1.3 of this Agreement.

1.3.2 “1933 Act” means the Securities Act of 1933, as amended.

1.3.3 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.4 “Additional Financing” means the receipt by the Company of not less than $4,000,000 from the Investors (within 90 days after the effectiveness of the first Registration Statement filed pursuant to the Registration Rights Agreement) either through the exercise of Warrants, or additional equity financing which shall not include the proceeds of the sale of the Series A Preferred Stock hereunder.

1.3.5 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.6 “Articles” means the Articles of Incorporation of the Company, as the same may be amended from time to time.

1.3.7 “Authorized Stock Proviso” has the meaning set forth in Section 4.4.3 of this Agreement.

1.3.8 “Board of Directors” means the Board of Directors of the Company

1.3.9 “Bylaws” means the Bylaws of the Company, as the same may be amended from time to time.

1.3.10 “Certificate of Designation” means the Certificate of Designations, Preferences and Rights, with respect to the Series A Preferred Stock. The Certificate of Designation shall be in substantially the form of Exhibit A to this Agreement.

1.3.11 “Closing” means the consummation of the transactions contemplated by this Agreement, all of which transactions shall be consummated contemporaneously with the Closing.

1.3.12 “Closing Date” means the date on which the Closing occurs.

1.3.13 “Closing Escrow Agreement” shall mean the agreement between the Company, the Investors and the Escrow Agent pursuant to which securities are deposited into escrow to be held as provided in Section 6 of this Agreement. The Closing Escrow Agreement shall be in substantially the form of Exhibit B to this Agreement.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

1.3.14 “Common Stock” means the Company’s common stock, which is presently designated as the common stock, par value $.001 per share.

1.3.15 “Company’s Governing Documents” means the Articles and Bylaws.

1.3.16 “Escrow Agent” means Tri-State Title & Escrow, LLC.

1.3.17 “Escrow Agreement” means the Escrow Agreement dated June __, 2007, among the Company, the Investors and the Escrow Agent. The Escrow Agreement shall be in substantially the form of Exhibit C to this Agreement.

1.3.18 “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to any stock or option plan that was or may be adopted by (i) a majority of independent members of the Board of Directors or (ii) a majority of the members of a committee of independent directors established for compensatory purposes, (b) securities upon the exercise or conversion of any securities issued hereunder and pursuant to the Registration Rights Agreement, the Series A Preferred Stock, the Warrants and the Certificate of Designation and (c) securities upon the exercise or conversion of any other options, warrants or convertible securities which are outstanding after completion of the Closing, (d) not more than an aggregate of 3,000 shares of Common Stock (or options to purchase such number of shares) per month and (e) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions provided, with respect to clause (e), any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business which the Board of Directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.3.19 “GAAP” means United States generally accepted accounting principles consistently applied.

1.3.20 “Make Good Escrow Stock” means 900,000 shares of Series A Preferred Stock.

1.3.21 “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company or any of its Subsidiaries that is material and adverse to the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any Subsidiary to perform any of its material obligations under this Agreement, the Registration Rights Agreement or the Warrants or to perform its obligations under any other material agreement.

1.3.22 “Nevada Law” shall mean the Nevada Business Corporation Act.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

1.3.23 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.24 “Preferred Stock” means the Company’s authorized preferred stock, par value $.001 per share.

1.3.25 “Pre-Tax Income” means income before income taxes determined in accordance with GAAP plus (a) any cash or non-cash charges relating to the transaction contemplated by this Agreement and the Registration Rights Agreement (including, without limitation, any charges for derivative instruments), minus (b) the amount, if any, by which all non-recurring losses or expenses exceed all non-recurring items of income or gain provided however that Pre-Tax Income shall not be adjusted under clause (b) if all non-recurring items of income or gain exceed all non-recurring losses or expenses.

1.3.26 “Purchase Price” means the two million seven hundred fifty thousand dollars ($2,750,000) to be paid by the Investors to the Company for the Securities.

1.3.27 “Registration Rights Agreement” means the registration rights agreement between the Investors and the Company in substantially the form of Exhibit D to this Agreement.

1.3.28 “Registration Statement” means the registration statement under the 1933 Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement.

1.3.29 “Restricted Stockholders” shall have the meaning set forth in Section 6.16 of this Agreement.

1.3.30 “Restriction Termination Date” shall mean the date on which the Investors shall have (a) converted all shares of Series A Preferred Stock and exercised all Warrants (other than Warrants that shall have expired unexercised) and (b) sold the underlying Shares in the public market.

1.3.31 “Restriction Termination Date at 90%” shall mean the date on which the Investors shall have (a) converted shares of Series A Preferred Stock and exercised Warrants (other than Warrants that shall have expired unexercised) and (b) sold 90% of the Total Shares.

1.3.32 “Securities” means the shares of Series A Preferred Stock, the Warrants and the Shares.

1.3.33 “SEC” means the Securities and Exchange Commission.

1.3.34 “SEC Documents” means, at any given time, the Company’s latest Form 10-K or Form 10-KSB and all Forms 10-Q or 10-QSB and 8-K and all proxy statements or information statements filed between the date the most recent Form 10-K or Form 10-KSB was filed and the date as to which a determination is being made.

1.3.35 “Series A Preferred Stock” means the shares of Series A Preferred Stock having the rights, preferences and privileges and subject to the limitations set forth in the Certificate of Designation.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

1.3.36 “Shares” means, collectively, the shares of Common Stock issued or issuable (i) upon conversion of the Series A Preferred Stock and (ii) upon exercise of the Warrants.

1.3.37 “Subsidiary” means an entity in which the Company and/or one or more other Subsidiaries directly or indirectly own either 50% of the voting rights or 50% of the equity interests.

1.3.38 “Subsequent Financing” means any offer and sale of shares of Preferred Stock or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Series A Preferred Stock.

1.3.39 “Target Number” has the meaning set forth in Section 6.15.2 of this Agreement.

1.3.40 “Total Shares” means the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock (excluding the Make Good Escrow Stock) and exercise of the Warrants. The Total Shares shall initially be Five Million Three Hundred Twenty Two Thousand Five Hundred Eighty Two (5,322,582) shares of Common Stock but may be subsequently increased as contemplated by Section 6.15. The number of Total Shares shall be adjusted to reflect any change in the conversion price of the Series A Preferred Stock and the exercise price of the Warrants and the expiration of any Warrants.

1.3.41 “Transaction Documents” means this Agreement, all Schedules and Exhibits attached hereto, the Certificate of Designation, the Warrants, the Registration Rights Agreement, the Closing Escrow Agreement, the Escrow Agreement and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby.

1.3.42 “Warrants” means the common stock purchase warrants in substantially the forms of Exhibits E-1 and E-2 to this Agreement.

1.4 All references in this Agreement to “herein” or words of like effect, when referring to preamble, recitals, article and section numbers, schedules and exhibits shall refer to this Agreement unless otherwise stated.

Article 2

SALE AND PURCHASE OF SECURITIES; PURCHASE PRICE

2.1 Sale of Securities.

2.1.1 Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investors, and each Investor severally agrees to purchase from the Company, on the Closing Date, the number of Securities set forth after the Investor’s name on Schedule A set forth for the portion of the Purchase Price set forth in Schedule A. At or prior to the Closing each Investor shall wire the Investor’s portion of the Purchase Price to the Escrow Agent, who shall release the Purchase Price to the Company upon receipt of instructions from the Investor and the Company as provided in the Escrow Agreement. The Company shall cause the Securities to be issued to the Investors upon the release of the Purchase Price to the Company by the Escrow Agent pursuant to the terms of the Escrow Agreement.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

2.1.2 Except as expressly provided in the Certificate of Designation and the Warrants, an Investor shall not be entitled to convert the Series A Preferred Stock into shares of Common Stock or to exercise the Warrants to the extent that such conversion or exercise would result in beneficial ownership by the Investor and its Affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date after giving effect to such conversion or exercise. For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 thereunder. The limitation set forth in this Section 2.1.2 is referred to as the “4.9% Limitation.”

Article 3

CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing Date. The Closing of the transactions contemplated by this Agreement, unless expressly determined herein, shall be held at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, New York, New York 10022, at 2:00 P.M. local time, on June 14, 2007 (the “Closing Date”) or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Escrow Agent under the Closing Escrow Agreement, the following:

(a) At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto;

(b) At the Closing, shares of Series A Preferred Stock and Warrants in the names of the Investors in the numbers set forth in Schedule A to this Agreement;

(c) The executed Registration Rights Agreement;

(d) The executed Closing Escrow Agreement and Escrow Agreement;

(e) Copies of all SEC correspondence, if any, since the last Form 10-KSB and any correspondence which was issued prior to the last Form 10-KSB, if any, which has not been resolved to the satisfaction of the SEC;

(f) Schedule of all amounts owed (cash and stock) to officers, consultants and key employees (salary, bonuses, etc.);

(g) Certifications in form and substance acceptable to the Company and the Investors from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

(h) Copies of management letters from the Company’s registered independent accounting firm issued in connection with the Company’s most recent audit;

(i) Evidence of approval by the Board of Directors of the Transaction Documents and the transactions contemplated hereby;

(j) Agreements from the Restricted Stockholders pursuant to Section 6.16 of this Agreement;

(k) Evidence that the Certificate of Designation has been approved by the Board of Directors;

(l) Good standing certificate from the Secretary of State of the State of Nevada;

(m) Copy of the Company’s Articles and the Certificate of Designation, as currently in effect, certified by the Secretary of State of the State of Nevada;

(n) An opinion from the Company’s general counsel, Guzov Ofsink, LLC, concerning the Transaction Documents and the transactions contemplated thereby in form and substance reasonably acceptable to Investors;

(o) Executed disbursement instructions pursuant to the Escrow Agreement, which shall provide that the Escrow Agent continue to hold $150,000 to pay the Company’s anticipated obligations to its investor relations company;

(p) Copies of (i) all executive employment agreements which have not been disclosed in the Company’s Form 10-KSB for the year ended December 31, 2006, (ii) all past and present financing documents or other documents where stock could potentially be issued or issued as payment, (iii) all past and present material litigation documents which have not been disclosed in the Company’s Form 10-KSB for the year ended December 31, 2006; and

(q) Such other documents or certificates as shall be reasonably requested by Investors or their counsel.

3.3 Deliveries by Investors. In addition to and without limiting any other provision of this Agreement, each Investor agrees to deliver, or cause to be delivered, to the Escrow Agent under the Closing Escrow Agreement, the following:

(a) The Investor’s portion of the Purchase Price;

(b) The executed Agreement with all Exhibits and Schedules attached hereto;

(c) The executed Registration Rights Agreement;

(d) The executed Closing Escrow Agreement and Escrow Agreement;

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

(e) The executed disbursement instructions pursuant to the Closing Escrow Agreement; and

(f) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

3.4 Delivery of Original Documents. In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein is provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.5 Further Assurances. The Company and each Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investors, and each Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.6 Waiver. An Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company may waive any of the provisions of Section 3.3 of this Agreement. The Investors may also waive any of the requirements of the Company under the Closing Escrow Agreement.

Article 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date hereof and as of Closing Date (which warranties and representations shall survive the Closing regardless of any examinations, inspections, audits and other investigations the Investors have heretofore made or may hereinafter make with respect to such warranties and representations) as set forth below. The Investors are entering into this Agreement in reliance on the representations and warranties set forth in this Agreement and no reliance is being placed on oral representations, if any, that may have been made prior to the execution and delivery of this Agreement.

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction where the nature of the businesses conducted by it or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified will not have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

4.2 Company’s Governing Documents. Complete and correct copies of the Company’s Governing Documents (a) have been provided to the Investors and (b) have been filed with the SEC in accordance with the regulations of the SEC and (c) will be in full force and effect on the Closing Date.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

4.3 Capitalization.

4.3.1 The authorized and outstanding capital stock of the Company as of the date of this Agreement and as adjusted to reflect the issuance and sale of the Securities pursuant to this Agreement is set forth in Schedule 4.3.l to this Agreement. Schedule 4.3.1 also lists all shares issuable pursuant to employment, consulting and other services agreements, acquisition agreements, options and equity-based incentive plans, debt securities, convertible securities, warrants, financing or business relationships as well as each agreement, plan, arrangement or understanding pursuant to which any shares of any class of capital stock may be issued, a copy of each of which has been provided to the Investors.

4.3.2 All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free of preemptive rights.

4.3.3 Except pursuant to this Agreement and as set forth in Schedule 4.3.1, as of the date hereof, there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants of other awards granted prior to the Closing Date.

4.4 Authority.

4.4.1 The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Securities, the Registration Rights Agreement, the Closing Escrow Agreement, the Escrow Agreement and any other Transaction Documents to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Securities, the Registration Rights Agreement, the Closing Escrow Agreement, the Escrow Agreement and any other Transaction Documents to which the Company is a party, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court.

4.4.2 The Securities, when issued pursuant to this Agreement, constitute the valid, binding and obligations of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court. The Certificate of Designation has been approved by the Board of Directors. Upon the filing of the Certificate of Designation, the Series A Preferred Stock, when issued, will be duly and validly authorized and issued, fully paid and non-assessable. The Warrants constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court. All the Securities, when so issued, will be free and clear of all liens, charges, claims, options, pledges, restrictions, preemptive rights, rights of first refusal and encumbrances whatsoever (other than those, if any, incurred by the Investors).

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

4.4.3 Notwithstanding any contrary representations and warranties, no representation is made with respect to the ability of any Investor to convert the Series A Preferred Stock or exercise any Warrant if and to the extent that the conversion price of the Series A Preferred Stock, as defined in the Certificate of Designation, or the number of shares of Common Stock issuable upon exercise of the Warrants would result in the issuance of a number of shares of Common Stock which is greater than the amount by which the authorized shares of Common Stock exceeds the sum of the outstanding Common Stock and the shares of Common Stock reserved for issuance pursuant to outstanding agreements and outstanding options, warrants, rights, convertible securities and other securities upon the exercise or conversion of which (or pursuant to the terms of which) additional shares of Common Stock may be issuable (the foregoing proviso being referred to as the “Authorized Stock Proviso”).

4.5 No Conflict; Required Filings and Consents. Neither the issuance of the Securities, nor the execution and delivery of this Agreement and other Transaction Documents by the Company and the performance by the Company of its obligations hereunder and thereunder will: (i) conflict with or violate the Company’s or any Subsidiary’s Governing Instruments; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company or any Subsidiary; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets is bound, other than (with respect to clauses (i), (ii) and (iii) above) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens that would not, in the aggregate, have a Material Adverse Effect and except to the extent that stockholder approval may be required as a result of the Authorized Stock Proviso, in which event, the Company will seek stockholder approval to effect an increase in the authorized Common Stock sufficient to enable the Company to be in compliance with this Section 4.5.

4.6 Report and Financial Statements. The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the SEC contains the audited consolidated financial statements of the Company and its Subsidiaries, certified by Child, Van Wagoner & Bradshaw, PLLC Salt Lake City, Utah (“CVB”), the Company’s independent registered accounting firm. Each of the consolidated balance sheets contained in the Form 10-KSB fairly presents the financial position of the Company, as of its date, and each of the consolidated statements of income, stockholders’ equity and cash flows (including any related notes and schedules thereto) fairly presents the results of operations, cash flows and changes in stockholders’ equity, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved. CVB is independent as to the Company in accordance with the rules and regulations of the SEC. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. The Company has not received any letters of comments from the SEC relating to any filing made by the Company with the SEC which has not been addressed by an amended filing, and each amended filing responds in all material respects to the questions raised by the staff of the SEC. The Company maintains disclosure controls and procedures that are effective to ensure that information required to be disclosed by the Company in its annual and quarterly reports filed with the SEC is accumulated and communicated to the Company’s management, including its principal executive and financial officers as appropriate, to allow timely decisions regarding required disclosure. There were no significant changes in the Company’s internal controls or other factors that could significantly affect such controls subsequent to December 31, 2006. The Company has not received any advice from its independent registered accounting firm to the effect that there is any significant deficiency or material weakness in the Company’s controls or recommending any corrective action on the part of the Company or any Subsidiary.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

4.7 Compliance with Applicable Laws. Neither the Company nor any Subsidiary is in violation of, or, to the knowledge of the Company is under investigation with respect to, or has been given notice or has been charged with the violation of, any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Investors acknowledge that the Company is a publicly held company and has made available to the Investors upon request true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(d) of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 Employment Agreements. Except as disclosed in the Company’s Form 10-KSB for the year ended December 31, 2006, the Company does not have any agreement or understanding with any officer or director, and there has been no material change in the compensation of any officer and director from that shown in said Form 10-KSB.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

4.12 Exemption from Registration. Subject to the accuracy of the Investors’ representations in Article V of this Agreement, except as required pursuant to the Registration Rights Agreement, the sale of the Series A Preferred Stock and Warrants by the Company to the Investors will not require registration under the 1933 Act. When issued upon conversion of the Series A Preferred Stock or upon exercise of the Warrants in accordance with their terms, the shares of Common Stock underlying the Series A Preferred Stock and the Warrants will be duly and validly authorized and issued, fully paid, and non-assessable. The Company is issuing the Series A Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act.

4.13 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Series A Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Series A Preferred Stock or Warrants under the 1933 Act, except as required herein.

4.14 No Material Adverse Effect. Since December 31, 2006, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since December 31, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.15 Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.16 Internal Controls And Procedures. The Company and its Subsidiaries maintain books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which their respective properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which any of their respective properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

4.17 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investors pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor severally and not jointly represents and warrants to the Company that:

5.1 Concerning the Investors. The state in which any offer to purchase shares hereunder was made or accepted by any Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Securities.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action. This Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Escrow Agreement and the other Transaction Documents to which they are parties have been duly executed and delivered by each such Investor and at the Closing shall constitute valid and binding obligations of each such Investor enforceable against each such Investor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court.

5.3 No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Escrow Agreement and the other Transaction Documents to which each such Investor is a party, and the consummation by such Investor of the transactions contemplated hereby or thereby or relating hereto or thereto do not and will not (i) result in a violation of such Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement the Registration Rights Agreement, the Closing Escrow Agreement, the Escrow Agreement and the other Transaction Documents to which each such Investor is a party, or to purchase the securities and the underlying Shares from the Company in accordance with the terms hereof.

5.4 Financial Risks. Such Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities (and the underlying shares of Common Stock) being purchased by such Investor from the Company and that it has been given full access to such records of the Company and its Subsidiaries and to the officers of the Company and its Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. Such Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

5.5 Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Investor. Such Investor understands that any obligations under agreements or arrangements with brokers disclosed in Schedule 4.8 are obligations of the Company.

5.7 Knowledge of Company. Such Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by such Investor from the Company. Such Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. Each Investor understands that such Investor’s investment in the securities being purchased by such Investor from the Company involves a high degree of risk. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. Such Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9 Full Disclosure. No representation or warranty made by such Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

Article 6

COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof. Except as set forth on Schedule 6.1, the Company does not have any agreement or obligation which would enable any Person to include securities in any registration statement required to be filed on behalf of the Investors pursuant to the Registration Rights Agreement and will not take any action which will give any Person any right to include securities in any such registration statement. Except as set forth on Schedule 6.1. no Person has any demand or piggyback registration right with respect to any securities of the Company. The Company will not file any registration statement covering any shares of Common Stock issuable to any officers, directors, Affiliates of or consultants to the Company until the earlier of (a) eighteen (18) months from the Closing Date or (b) the Restriction Termination Date at 90%; provided, however, that the Company may file a registration statement on Form S-8 for shares issued or issuable pursuant to employee stock option plans for employees who are not officers, directors or Affiliates of the Company.

6.2 Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, the maximum number of Shares for the purpose of enabling the Company to issue the Shares issuable on conversion of the Series A Preferred Stock and on exercise of the Warrants without giving effect to any adjustments.

6.3 Compliance with Laws. The Company hereby agrees to comply in all material respects with the Company’s reporting, filing and other obligations under the securities Laws.

6.4 Exchange Act Registration. The Company will continue its obligation to report to the SEC under Section 12 of the 1934 Act and will use its best efforts to comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5 Corporate Existence; No Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 Listing, Securities Exchange Act of 1934 and Rule 144 Requirements. The Company shall not take any action which would cause its Common Stock not to be traded on the OTC Bulletin Board, except that the Company may list the Common Stock on the Nasdaq Stock Market or the American or New York Stock Exchange if it meets the applicable listing requirements. If, for any consecutive thirty day period after the Closing Date, the Company is not in compliance with this Section 6.6, then the Company shall pay to the Investors as liquidated damages and not as a penalty, an amount equal to one percent (1%) per month for each subsequent full month that the Company is not in compliance. The one percent shall be based on the lesser of (a) the Purchase Price or (b) that percentage of the Purchase Price which the Unsold Shares bears to the number of shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock. The Unsold Shares shall mean shares of Series A Preferred Stock with respect to which both (i) the Series A Preferred Stock has not been converted and (ii) the underlying shares of Common Stock that have not been sold or otherwise transferred pursuant to a registration statement or Rule 144. The liquidated damages shall be payable in cash or in shares of Series A Preferred Stock, as the Company shall determine. Such damages shall be payable quarterly on the tenth (10th) day of the following calendar quarter, and shall cease to accrue at the time the Company begins complying with the provisions of this Section 6.6.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

6.7 No Convertible Debt or Preferred Stock. The Company will cause to be cancelled or paid all convertible debt in the Company on or prior to the Closing Date. Until the earlier of (a) three years from the Closing Date or (b) the Restriction Termination Date, the Company will not issue any convertible debt or any shares of any class or series of convertible Preferred Stock.

6.8 Debt Limitation. Until the earlier of (a) three years from the Closing Date or (b) the Restriction Termination Date at 90%, the Company will not have any debt outstanding in an amount greater than twice the sum of the EBITDA from continuing operation for the past four quarters.

6.9 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued provided however that no action will be taken with respect to the outstanding warrants. Until the earlier of (a) five years from the Closing Date or (b) the Restriction Termination Date, the Company will not enter into any transaction that have any reset features that could result in additional shares being issued.

6.10 Independent Directors.

6.10.1 No later than the thirty (30) days after the Closing Date, the Company shall increase the size of the Board to five or seven and shall cause the appointment of the majority of the Board of Directors to be independent directors, as defined by the rules of the Nasdaq Stock Market.

6.10.2 If, at any time subsequent to thirty (30) days after the Closing Date until the earlier of (a) three years from the Closing or (b) the Restriction Termination Date at 90%, the Board of Directors shall not be composed of a majority of independent directors:

6.10.2.1 for a reason other than for an Excused Reason, the Company shall have 30 days to take such steps as are necessary so that a majority of the Company’s directors are independent directors, and

6.10.2.2 for an Excused Reason, the Company shall have 45 days from the date that the Company becomes aware of the event (or the last event if there are more than one such event) giving rise to the Excused Reason, to take such steps as are necessary so that a majority of the Company’s directors are independent directors.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

6.10.3 The term “Excused Reason” shall mean the death or resignation of an independent director or the occurrence of an event whereby an independent director ceases to be independent.

6.10.4 If, during the period referred to in Section 6.10.2 of this Agreement, the Company shall have failed to have its Board of Directors composed of a majority of independent directors after the date by which such situation was to have been cured pursuant to Section 6.10.2.1 or Section 6.10.2.2 of this Agreement, whichever shall apply, the Company shall pay to the Investors, as liquidated damages and not as a penalty, an amount equal to one percent (1%) per month of the Purchase Price of the then outstanding shares of Series A Preferred Stock, payable monthly on the tenth (10th) day of the following month, in cash or in Series A Preferred Stock at the option of the Investors, based on the number of days that such condition exists beyond the applicable grace period. The parties agree that the only damages payable for a violation of such provisions shall be such liquidated damages. The parties hereto agree that the liquidated damages provided for in this Section 6.10.4 constitute a reasonable estimate of the damages that may be incurred by the Investors by reason of the failure of the Company to have a majority of directors as independent directors.

6.10.5 In no event shall the total payments made pursuant to this Section 6.10 and Section 6.11, whether in cash or Series A Preferred Stock exceed in the aggregate one percent (1%) per month of the Purchase Price of the shares of Series A Preferred Stock that are outstanding as of the date on which a computation is being made.

6.11 Independent Directors on Audit and Compensation Committees. No later than sixty (60) days after the Closing Date, the Company will have an audit committee comprised solely of not less than three independent directors and a compensation committee comprised of not less than three directors, a majority of whom are independent directors. If at any time subsequent to the Closing Date during the period when the Company is required to have a majority of independent directors pursuant to Section 6.10 of this Agreement, independent directors do not comprise all of the members of the audit committee and a majority of the members of the compensation committee within the grace periods provided in Section 6.10, the Company shall pay to the Investors, as liquidated damages and not as a penalty, an amount equal to one percent (1%) per month of the Purchase Price of the then outstanding Series A Preferred Stock payable in the manner and at the time provided in Section 6.10, such payment shall be based on the number of days that such condition exists. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Notwithstanding the foregoing, no liquidated damages shall be payable pursuant to this Section 6.11 during any period for which liquidated damages are payable pursuant to Section 6.10.

6.12 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities, after payment of legal fees and other closing costs, for acquisitions and for working capital.

6.13 Right of First Refusal.

6.13.1  In the event that the Company seeks to raise additional funds through a private placement of its securities (a “Proposed Financing”), other than Exempt Issuances as to which this section does not apply, for a period of eighteen months after the Closing provided that the Investors continue to beneficially own in the aggregate at least 25% of Series A Preferred Sock or the Common Stock issued thereunder, each Investor shall have the right to participate in any subsequent funding by the Company of the offering price on a pro rata basis, based on the percentage that (a) the number of such Investor’s Percentage Shares, without regard to the 4.9% Limitation but excluding shares of Common Stock issuable upon exercise of Warrants, bears to (b) the total number of shares of Common Stock outstanding plus the number of Shares issuable upon conversion of the Series A Preferred Stock and any other series of convertible preferred stock or debt securities, without regard to the 4.9% Limitations any other limitations on exercise such other convertible preferred stock or debt securities. The term “Percentage Shares” shall mean the number of Total Shares less the number of shares of Common Stock issuable upon exercise of outstanding Warrants. This Section 6.13 shall apply to each such offering based on the total purchase price of the securities being offered by the Company. This right is personal to the Investors and is not transferable, whether in connection with the sale of stock or otherwise.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

6.13.2 The terms on which the Investors shall purchase securities pursuant to the Proposed Financing shall be the same as such securities are purchased by other investors. The Company shall give the Investors the opportunity to participate in the offering by giving the Investors not less than ten (10) days notice setting forth the terms of the Proposed Financing. In the event that the terms of the Proposed Financing are changed in a manner which is more favorable to the potential investor, the Company shall provide the Investors, at the same time as the notice is provided to the other potential investors, with a new ten (10) day notice setting forth the revised terms that are provided to the other potential investors.

6.13.3 In the event that the Investors does not exercise its right to participate in the Proposed Financing within the time limits set forth in Section 6.13.2 of this Agreement, the Company may sell the securities in the Proposed Financing at a price and on terms which are no more favorable to the investors than the terms provided to the Investors. If the Company subsequently changes the price or terms so that the price is more favorable to the investors or so the terms are more favorable to the investors, the Company shall provide the Investors with the opportunity to purchase the securities on the revised terms in the manner set forth in Section 6.13.2 of this Agreement.

6.14 Price Adjustment. From the Closing Date until the Restriction Termination Date (except for Exempt Issuances as to which this Section 6.14 does not apply), if the Company closes on the sale or issuance of Common Stock at a sale price, or warrants, options, convertible debt or equity securities with a exercise or conversion price per share which is less than the Conversion Price (as defined in the Certificate of Designation) then in effect (such lower sales price, conversion or exercise price, as the case may be, being referred to as the “Lower Price”), the Conversion Price in effect from and after the date of such transaction shall be reduced to the Lower Price. For purpose of determining the exercise price of warrants issued by the Company, the purchase price, if any, paid per share for the warrants shall be added to the exercise price of the warrants. A similar provision shall be included in the Warrants, except that the adjustment in the warrant exercise price shall have a formula.

6.15  Deliveries from Escrow Based on Pre-Tax Income Per Share.

6.15.1  The Company hereby represents to the Investors that the Company’s consolidated Pre-Tax Income for the fiscal year ending December 31, 2007 shall be at least $3,000,000 and that the consolidated Pre-Tax Income for the fiscal year ending December 31, 2008 (assuming receipt by the Company of the Additional Financing) shall be at least $5,500,000.   As the Investors are relying on such expected profit in making their investment hereunder, and in order to attempt to make whole the Investors in the event these numbers are not met, the Company shall deliver to the Escrow Agent at the Closing the Make Good Escrow Stock.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

6.15.2  In the event the Company’s consolidated Pre-Tax Income for the year ended December 31, 2007 is less than $3,000,000 (or Pretax Income Per Share of $0.22 on a fully diluted basis (the “2007 Target Number”) the “2007 Percentage Shortfall” shall be computed by dividing the amount of the shortfall by the 2007 Target Number. Thus, for example, if the Company had Pre-tax Income for the fiscal year ending December 31, 2007 of $2 million (representing a shortfall of $1 million), the 2007 Percentage Shortfall would be $1 million divided by $3 million, or one-third (1/3).

6.15.3  If the 2007 Percentage Shortfall is equal to or greater than thirty three and one-third percent (33 1/3%), then the Escrow Agent shall deliver all of the Make Good Escrow Stock to the Investors in the ratio of their initial purchase of Series A Preferred Stock. In the event of that the Company has Pre-Tax Income of zero or a loss all of the Make Good Stock shall be delivered to the Investors.

6.15.4  If the 2007 Percentage Shortfall is less than thirty three and one-third percent (33 1/3%), then the Escrow Agent shall (i) deliver to the Investors (in the ratio of their initial purchase of Series A Preferred Stock) the lesser of (a)such number of shares of the Make Good Escrow Stock as is determined by multiplying the 2007 Percentage Shortfall by 2,750,000 and (b) 900,000, and (ii) deliver to the Escrow Agent the remaining shares of Make Good Escrow Stock, if any (the “Remaining Escrowed Shares”).

6.15.5  In the event the Company’s consolidated Pre-Tax Income for the year ended December 31, 2008 is less than $5,500,000 (or Pretax Income Per Share of $0.40 on a fully diluted basis (the “2008 Target Number”) the “2008 Percentage Shortfall” shall be computed by dividing the amount of the shortfall by the 2008 Target Number.

6.15.6  If the 2008 Percentage Shortfall is equal to or greater than thirty three and one-third percent (33 1/3%), then the Escrow Agent shall deliver all of the Remaining Escrowed Shares to the Investors in the ratio of their initial purchase of Series A Preferred Stock.

6.15.7  If the 2008 Percentage Shortfall is less than thirty three and one-third percent (33 1/3%), then the Escrow Agent shall (i) deliver to the Investors (in the ratio of their initial purchase of Series A Preferred Stock) the lesser of (a)such number of shares of the Make Good Escrow Stock as is determined by multiplying the 2008 Percentage Shortfall by 2,750,000 and (b) the Remaining Escrowed Shares and (ii) deliver to the Company for cancellation any Remaining Escrowed Shares.

6.15.8  Notwithstanding anything to the contrary contained above or herein, in the event that the Company does not receive the Additional Financing, the Investors shall not be entitled to any of the Make Good Escrow Stock for 2008 and all Remaining Escrowed Shares shall be returned to the Company for cancellation.

6.15.9  For purpose of determining Pre-Tax Income Per Share on a fully-diluted basis, all shares of Common Stock issuable upon conversion of convertible securities and upon exercise of warrants and options (whether or not vested) shall be deemed to be outstanding, regardless of whether (i) such shares are treated as outstanding for determining diluted earnings per share under GAAP, (ii) such securities are “in the money,” or (iii) such shares may be issued as a result of the 4.9% Limitation; provided, however, the shares of Common Stock issuable upon conversion of the Make Good Escrow Stock shall be not be deemed outstanding for purpose of this Section 6.15.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

6.15.10 The distribution of shares of Common Stock pursuant to this Section 6.15 shall be made within five (5) business days after the Company files its Form 10-KSB for December 31, 2007 with the SEC. In the event that the Company does not file its Form 10-KSB with the SEC within thirty (30) days after the date that such filing is required, after any extension pursuant to Rule 12b-25 of the Exchange Act, all of the Make Good Escrow Shares shall be transferred to the Investors.

6.15.11 The parties understand that, pursuant to the Stock Escrow Agreement, the Escrow Agent will not make any deliveries of shares without the signed written instructions from the Company and the Investors.

6.16 Insider Selling. No Restricted Stockholders (as defined below) may sell any shares of Common Stock in the public market prior to the earlier of 24 months from the Closing Date or the Restriction Termination Date; provided, however, that if any Restricted Stockholder who is a director (and not an executive officer of the Company) shall cease to be a director, such Person may sell not more than a total of 50,000 shares of Common Stock in the public market during the period set forth in this sentence, provided further that this restriction shall only apply for so long as that the Investors continue to beneficially own in the aggregate at least 25% of Series A Preferred Sock or the Common Stock issued thereunder. “Restricted Stockholders” shall mean any Person who is an officer, director or Affiliate of the Company on the date hereof or who becomes an officer or director of the Company subsequent to the Closing Date. Without limiting the generality of the foregoing, the Restricted Stockholders shall not, directly or indirectly, offer to sell, grant an option for the purchase or sale of, transfer, pledge assign, hypothecate, distribute or otherwise encumber or dispose of any securities in the Company in a transaction which is not in the public market unless the transferee agrees to be bound by the provisions of this Section 6.16. The Company shall require any newly elected officer or director to agree to the restriction set forth in this Section 6.16. Andrew Barron Worden and the Investors shall not be considered Restricted Stockholders. The restrictions in this Section 6.16 shall not apply to shares issued pursuant to a stock option or long-term incentive plans which may be approved by the Board of Directors or Compensation Committee provided that the Board of Directors or such committee, as the case may be, is comprised of a majority of independent directors.

6.17 Employment and Consulting Contracts. For three years after the Closing, the Company shall obtain approval from the Board of Directors or Compensation Committee provided that the Board of Directors or such committee, as the case may be, is comprised of a majority of independent directors that any awards other than salary are customary, appropriate and reasonable for any officer, director or consultants whose compensation is more than $100,000 per annum. This Section 6.17 does not apply to attorneys, accountants and other persons who provide professional services to the Company. This section shall only apply for so long as that the Investors continue to beneficially own in the aggregate at least 25% of Series A Preferred Sock or the Common Stock issued thereunder.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

6.18 Subsequent Equity Sales. For so long as the Investors continue to beneficially own at least 15% of the outstanding shares of the Series A Preferred Stock or Common Stock issued on conversion thereof, the Company shall be not effect or enter into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.18 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.19 Certificate of Designation. The Board of Directors has approved the Certificate of Designation. The Company shall file the Certificate of Designation with the Secretary of State of the State of Nevada prior to the Closing.

6.20 Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

6.21 Retention of Investor Relations Firm. The Company shall instruct the Escrow Agent to retain one hundred fifty thousand ($150,000) of the proceeds of the sale of the Securities to be utilized for payment to investor relations firms. The Company shall retain an investor relations firm within 30 days after the Closing Date.

6.22 Payment of Due Diligence Expenses. At Closing the Escrow Agent shall disperse to Barron the sum of fifty thousand dollars ($50,000.00) for its due diligence expenses.

6.23 No Outside Interests. The Company’s chairman, chief executive officer and chief financial officer will devote their full time and attention to the business of the Company and shall not have any business interests or activities other than as chairman, chief executive officer or chief financial officer, as the case may be, except that he or she may devote time, which shall not be material and which shall not interfere with his or her duties as the Company’s chairman, chief executive officer or chief financial officer, as the case may be, to personal passive investments and charitable and community activities. This restriction shall only apply for so long as that the Investors continue to beneficially own in the aggregate at least 25% of Series A Preferred Sock or the Common Stock issued thereunder.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

6.24 Related Party Transactions.  For so long as that the Investors continue to own in the aggregate at least 25% of Series A Preferred Stock or the Common Stock issued thereunder, all transactions with “related persons” (as defined by Item 404 of Regulation S-K) shall require the approval of the Board of Directors comprised of a majority of independent directors, provided, however, that such approval shall not be required for (i) single transactions where the amount involved is less than $200,000 and (ii) transactions in any three month period with an aggregate value of less than $400,000.

Article 7

COVENANTS OF THE INVESTOR

Each Investor, severally and not jointly, covenants and agrees with the Company as follows:

7.1 Compliance with Law. Each Investor’s trading activities with respect to Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Common Stock is listed.

7.2 Limitation on Short Sales. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock.

7.2 Transfer Restrictions. Each Investor acknowledges that (a) the Series A Preferred Stock, Warrants and the Shares have not been registered under the provisions of the 1933 Act, and may not be transferred unless (i) subsequently registered thereunder or (ii) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Series A Preferred Stock, Warrants and the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 Restrictive Legend. Each Investor acknowledges and agrees that the Securities and the Shares shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such Securities except that the requirement for a restrictive legend shall not apply to Shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule.

Article 7

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination. This Agreement shall not have been terminated pursuant to Article 10 hereof.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

8.2 Representations True and Correct. The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 Compliance with Covenants. The Investors shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by them prior to or at the Closing Date.

8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

Article 9

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 No Termination. This Agreement shall not have been terminated pursuant to Article 10 hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

Article 10

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date.

10.1.1 by mutual written consent of the Investors and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of any Investor set forth in this Agreement, or by any Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article 8 or Article 9 hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or any Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto; provided, however that the 4.9% Limitation may not be amended or waived.

10.4 Waiver. At any time prior to the Closing Date, the Company or the Investors, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of the other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit other than the 4.9% Limitation which may not be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article 11

GENERAL PROVISIONS

11.1 Transaction Costs Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay the Investors the due diligence expenses as described in Section 6.22.

11.2 Indemnification.

(a) The Investors agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that any of them shall incur or suffer, which arise out of or result from any breach of this Agreement by the Investors or failure by the Investors to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The indemnification by the Investors shall be limited to $50,000.00.

(b) The Company agrees to indemnify, defend and hold the Investors (following the Closing Date) harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

(c)  In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of the failure of the Company to issue the Series A Preferred Stock and Warrants in violation of the provisions of this Agreement, the Investors, as their sole remedy, shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. This Section 11.2 shall not relate to indemnification under the Registration Rights Agreement.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, and agreements and documents referred to herein) constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Mr. Deli Du, CEO
Deli Solar (USA), Inc.
Building 3 No 28, Feng Tai North Road,
Beijing, CHINA 100071
E-mail:

With a copy to:

Guzov Ofsink, LLC
600 Madison
New York, New York 10022
Attention: Darren Ofsink
E-mail: dofsink@golawintl.com
Fax: (212) 688-7273

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

If to Barron:

Barron Partners L.P.
c/o Barron Capital Advisors, LLC
730 Fifth Avenue, 25th Floor
New York, New York 10019
Attn: Andrew Barron Worden
E-mail: abw@barronpartners.com and onf@barronpartners.com
Fax: (212) 359-0222

If to the other Investors, at their addresses set forth on Appendix A.

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction; Waiver of Jury Trial. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the federal and state courts situated in the City, County and State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court if such party prevails on substantially all issues in dispute.

11.11 Preparation and Filing of Securities and Exchange Commission filings. The Investors shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

11.13 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

SECURITIES PURCHASE AGREEMENT BETWEEN
DELI SOLAR (USA), INC. AND BARRON PARTNERS LP

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

DELI SOLAR (USA), INC.

By:	/s/ Deli Du
Deli Du, President and
Chief Executive Officer

INVESTORS:

BARRON PARTNERS LP
By:	Barron Capital Advisors, LLC, its General Partner

/s/ Andrew Barron Worden
Andrew Barron Worden, President

EOS HOLDINGS

By:	/s/ Jon R.Carnes
Jon R.Carnes, President

/s/ Matthew Hayden
Matthew Hayden

The undersigned hereby agrees to be bound by the provisions of Sections 6.15, 6.16 and 6.23 of this Agreement.

/s/ Deli Du
Deli Du

Schedule A

Name and Address	Amount of Investment	Number of Shares of Series A Preferred Stock	Number of Shares Underlying Series A Preferred Stock	Number of Shares Underlying $1.90 Warrants	Number of Shares Underlying $2.40 Warrants
Barron Partners LP 730 Fifth Avenue, 25th Floor New York, New York 10019 Attn: Andrew Barron Worden	$2,550,000	1,645,162	1,645,162	1,645,162	1,645,162
Eos Holdings, LLC 2560 Highvale Dr. Las Vegas, NV 89134 Attn: Jon R. Carnes, President	$100,000	64,516	64,516	64,516	64,516
Matthew Hayden	$100,000	64,516	64,516	64,516	64,516
	$2,750,000	1,774,194	1,774,194	1,774,194	1,774,194

Exhibit A

Form of Certificate of Designation of Preferences, Rights and Limitations

Exhibit B

Closing Escrow Agreement

Exhibit C

Escrow Agreement

Exhibit D

Registration Rights Agreement

Exhibit E-1

$1.90 Warrants

Exhibit E-2

$2.40 Warrants